National Standardized Money Purchase Pension Plan
ADOPTION AGREEMENT
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SECTION 1.     EMPLOYER INFORMATION

     Name of Employer:
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     Address:
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     City: __________________________  State:________________ Zip:

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     Telephone _______________ Federal Tax Identification Number  _____________

     Income Tax Year End

     Type of Business  (Check only one)
     [ ] Sole Proprietorship [ ] Partnership [ ] Corporation [ ] Other (Specify)____________________________________________________


     Nature of Business
(Describe)_____________________________________________

     Plan Sequence No.            (Enter 001 if this is the first qualified plan
     the Employer has ever maintained, enter 002 if it is the second, etc.)

     For a plan which covers only the owner of the business, please provide the following information about the owner:

     Social Security No._________________Date Business
Established______________

     Date of Birth_______________________Marital
Status________________________

     Home
Address______________________________________________________________


SECTION 2.     EFFECTIVE DATES   Check and complete Option A or B
     Option A:  [  ]  This is the initial adoption of a money purchase pension plan by the Employer.
                      The Effective Date of this Plan is              , 19   .
                      NOTE: The effective date is usually the first day of the Plan Year in which this Adoption Agreement is signed.

     Option B: [ ] This is an amendment and restatement of an existing money purchase pension plan (a Prior Plan).
              The Prior Plan was initially effective on ________, 19___. The Effective Date of this amendment and restatement is ___, 19__.
              NOTE: The effective date is usually the first day of the Plan Year in which this Adoption Agreement is signed.

SECTION 3.     ELIGIBILITY REQUIREMENTS   Complete Parts A, B and C
   Part A.     Years of Eligibility Service Requirement:
          An Employee will be eligible to become a Participant in the Plan after completing (enter 0, 1 or 2) Years of Eligibility Service. NOTE: If more than 1 year is selected, the immediate 100% vesting schedule of
          Section 5, Option C will automatically apply. If left blank, the Years of Eligibility Service required will be deemed to be 0.

#713(12/90)L90              1990 Universal Pensions, Inc., Brainerd, MN  56401

   Part B.     Age Requirement:
          An Employee will be eligible to become a Participant in the Plan after attaining age (no more than 21).
          NOTE: If left blank, it will be deemed there is no age requirement for eligibility.

   Part C.     Class of Employees Eligible to Participate:
          All Employees shall be eligible to become a Participant in the Plan, except those checked below:
          [  ]  Those Employees included in a unit of Employees covered by the terms of a collective bargaining agreement between Employee representatives (the term "Employee representatives" does not include any organization more than half of whose members are Employees who are owners, officers or executives of the Employer) and the Employer under which retirement benefits were the subject of good faith bargaining unless the agreement provides that such Employees are to be included in the Plan, and except those Employees who are non-resident aliens pursuant to
                Section 410(b) (3)(C) of the Code and who received no earned income from the Employer which constitutes income from sources within the United States.

SECTION 4. EMPLOYER CONTRIBUTION FORMULA Check and Complete either
Option A or B
     Option A: [ ] Nonintegrated Formula: For each Plan Year the Employer will contribute for each qualifying Participant an amount equal to __% (not to exceed 25%) of the qualifying Participant's Compensation for the Plan Year.
     Option B: [ ] Integrated Formula: For each Plan Year, the Employer will contribute for each qualifying Participant an amount equal to the sum of the amounts determined in Step 1 and Step 2:

                    Step 1. An amount equal to ___% (the base contribution per-
                            centage) of the Participant's Compensation for the

                            Plan Year up to the integration level, plus

                    Step 2. An amount equal to ___% (not to exceed the base contribution percentage by more than the lesser of:
                            (1) the base contribution percentage, or (2) the money purchase maximum disparity rate as described in Section 3.01(b)(3) of the Plan) of such Participant's Compensation for the Plan Year in excess of the integration level.

 The integration level shall be (Choose one):
    Option 1:  [   ] The Taxable Wage Base
    Option 2:  [   ] $________ (a dollar amount less than the Taxable Wage Base)
    Option 3:  [   ] ______% of the Taxable Wage Base
    NOTE:  If no box is checked, the integration level shall be the Taxable
           Wage Base.

SECTION 5.     VESTING  Complete Parts A and B
     A Participant shall become Vested in his or her Individual Account attributable to Employer Contributions and Forfeitures as follows (Choose one):
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   YEARS OF VESTED PERCENTAGE (Complete VESTING SERVICE Option A [ ] Option B [ ] Option C [ ] Option D [ ] if Chosen)
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        1               0%      0%    100%     ____%
        2               0%     20%    100%     ____%
        3           100%       40%    100%     ____% (not less than 20%)
        4           100%       60%    100%     ____% (not less than 40%)
        5           100%       80%    100%     ____% (not less than 60%)
        6           100%      100%    100%     ____% (not less than 80%)
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NOTE:  If left blank, Option C, 100% vesting, will be deemed to be selected.

#713(12/90)L90              1990 Universal Pensions, Inc., Brainerd, MN  56401

SECTION 6.     NORMAL RETIREMENT AGE
     The Normal Retirement Age under the Plan is age        (not to exceed 65).
     NOTE: If left blank, the Normal Retirement Age will be deemed to be age 59 1/2.

SECTION 7.     HOURS REQUIRED   Complete Parts A and B
   Part A. _____ Hours of Service (no more than 1,000) shall be required to constitute a Year of Vesting Service or a Year of Eligibility Service.
   Part B. _____ Hours of Service (no more than 500) must be exceeded to avoid a Break in Vesting Service or a Break in Eligibility Service.
            NOTE: The number of hours in Part A must be greater than the number of hours in Part B.

SECTION 8. OTHER OPTIONS Answer "Yes" or "No" to each of the following questions by checking the appropriate box. If a box is not checked for a question, the answer will be deemed to be "No."

     A.  Loans:  Will loans to Participants pursuant to Section 6.08 of the Plan
         be permitted?   [  ] Yes  [  ] No

     B. Participant Direction of Investments: Will Participants be permitted to direct the investment of their Individual Accounts pursuant to Sec-
         tion 5.14 of the Plan?    [  ] Yes  [  ] No

SECTION 9.   JOINT AND SURVIVOR ANNUITY
         The survivor annuity portion of the Joint and Survivor Annuity shall be a percentage equal to ____% (at least 50% but no more than 100%) of the amount paid to the Participant prior to his or her death.

SECTION 10.    ADDITIONAL PLANS
         An Employer who has ever maintained or who later adopts any plan (including a welfare benefit fund, as defined in Section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate accounts for key employees as defined in Section 419A(d)(3) of the Code or an individual medical account, as defined in Section 415(1)
         (2) of the Code) in addition to this Plan (other than a paired standardized profit sharing plan using Basic Plan Document No. 03) may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under
         Section 401 of the Code. If the Employer who adopts or maintains multiple plans wishes to obtain reliance that the Employer's plan(s) are qualified, application for a determination letter should be made to the appropriate Key District Director of Internal Revenue.

         This Adoption Agreement may be used only in conjunction with Basic Plan Document No. 03.

SECTION 11.    EMPLOYER SIGNATURE  Important:  Please read before signing

         I am an authorized representative of the Employer named above and I state the following:

         1. I acknowledge that I have relied upon my own advisors regarding the completion of this Adoption Agreement and the legal and tax implications of adopting this Plan.
         2. I understand that my failure to properly complete this Adoption Agreement may result in disqualification of the Plan.
         3. I understand that the Prototype Sponsor will inform me of any amendments made to the Plan and will notify me should it discontinue or abandon the Plan.
         4. I have received a copy of this Adoption Agreement and the corres-ponding Basic Plan Document.

         Signature for Employer___________________________Date
Signed__________
         Type
Name_____________________________________________________________

SECTION 12.    TRUSTEE OR CUSTODIAN     Check and complete only one option
    Option A.   [   ]   Financial Organization as Trustee or Custodian
    Check One:  [   ]  Custodian,   [   ]  Trustee without full trust powers, or
                [   ] Trustee with full trust powers
    NOTE:  Custodian will be deemed selected if no box is checked.

    Financial
Organization____________________________________________________

Signature_____________________________________________________________
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    Type
Name________________________________________________________________
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#713(12/90)L90               1990 Universal Pensions, Inc., Brainerd, MN  56401

    Option B.  [   ]    Individual Trustee(s)
    Signature _______________________
Signature_____________________________
    Type Name________________________ Type
Name_____________________________

SECTION 13.    PROTOTYPE SPONSOR

     Name of Prototype

Sponsor________________________________________________

Address_______________________________________________________________
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     Telephone
Number_________________________________________________________


SECTION 14. LIMITATION ON ALLOCATIONS - More Than One Plan If you maintain or ever maintained another qualified plan (other than a paired standardized profit sharing plan using Basic Plan Document No. 03) in which any Participant in this Plan is (or was) a Participant or could become a Participant, you must complete this section. You must also complete this section if you maintain a welfare benefit fund, as defined in Section 419(e) of the Code, or an individual medical account, as defined in Section 415(l)(2) of the Code, under which amounts are treated as annual additions with respect to any Participant in this Plan.

   Part A. If the Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a regional prototype plan:

            1. [ ] The provisions of Section 3.05(B)(1) through 3.05(B)(6) of the Plan will apply as if the other plan were a master or prototype plan.

            2. [ ] Other method. (Provide the method under which the plans will limit total annual additions to the maximum permissible amount, and will properly reduce any excess amounts, in a manner that precludes Employer discretion.)_________________

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   Part B. If the Participant is or has ever been a participant in a defined benefit plan maintained by the Employer, the Employer will provide below the language which will satisfy the 1.0 limitation of Section 415(e) of the Code. Such language must preclude Employer discretion.

(Complete)_________________________________________________________

   Part C. Compensation will mean all of each Participant's (Choose one):
          Option 1:  [   ]    Section 3121(a) wages
          Option 2:  [   ]    Section 3401(a) wages
          Option 3:  415 safe-harbor compensation

          NOTE:  If no box is checked, Option 2 will be deemed to be selected.

   Part D. The limitation year is the following 12-consecutive month period:
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#713(12/90)L90               1990 Universal Pensions, Inc., Brainerd, MN  56401